Exhibit 99.1

Material Sciences Corporation 2200 East Pratt Boulevard Elk Grove Village, IL 60007 847-439-2210

NEWS RELEASE

FOR IMMEDIATE RELEASE FRIDAY, JANUARY 28, 2011

COMPANY CONTACT:	MEDIA CONTACT:
James D. Pawlak	Lynne Franklin
Vice President, Chief Financial Officer	Wordsmith
847-439-2210	847-729-5716

Material Sciences Corporation Announces Stock

Repurchase Program

ELK GROVE VILLAGE, IL, Friday, January 28, 2011—Material Sciences Corporation (NASDAQ: MASC), a leading provider of material-based solutions for acoustical and coated applications, today announced that the company’s board of directors has authorized the repurchase of up to one million shares of common stock. These one million shares are in addition to the 114,081 shares remaining available for repurchase under the Board’s January 7, 2008 authorization. The share repurchases will be made from time to time at MSC’s discretion, subject to market conditions and other factors, and will be funded with internally generated cash. As of January 27, 2011, MSC had 12,909,133 shares outstanding.

About Material Sciences

Material Sciences Corporation is a leading provider of material-based solutions for acoustical and coated applications. MSC uses its expertise in materials, which it leverages through relationships and a network of partners, to solve customer-specific problems. The company’s stock is traded on the NASDAQ Capital Market under the symbol MASC.

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